EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Harvey R. Blau, Chief Executive Officer of Aeroflex Incorporated, hereby certify that the Form 10-Q of Aeroflex Incorporated for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Aeroflex Incorporated.

/s/ HARVEY R. BLAU Name: Harvey R. Blau Date: May 17, 2004

        I, Michael Gorin, Chief Financial Officer of Aeroflex Incorporated, hereby certify that the Form 10-Q of Aeroflex Incorporated for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Aeroflex Incorporated.

/s/ MICHAEL GORIN Name: Michael Gorin Date: May 17, 2004

This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall it be deemed filed by Aeroflex Incorporated for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Aeroflex Incorporated and will be retained by Aeroflex Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.